                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                               Cotelligent, Inc.

            (Exact name of registrant as specified in its charter)



                                 June 14, 2000

               Date of Report (Date of earliest event reported)



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
         Delaware                            0-25372                         94-3173918
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(State or other jurisdiction               (Commission                     (I.R.S. Employer
     of incorporation                      File Number)                    Identification No.)


                101 California Street, Suite 2050
                  San Francisco, California                                     94111
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           (Address of principal executive offices)                          (Zip Code)
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                                (415) 439-6400

             (Registrant's telephone number, including area code)



Item 2.  Acquisition or Disposition of Assets.

                                      -1-
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     On June 14, 2000, the Company entered into an Asset Purchase Agreement, dated as of June 14, 2000 (the "Asset Purchase Agreement"), among the Company, Cotelligent USA, Inc., a California corporation and a wholly-owned subsidiary of the Company, and COMSYS Information Technology Services, Inc., a Delaware corporation ("COMSYS"), to divest substantially all of the Company's information technology ("IT") staff augmentation business. The Company agreed to sell to COMSYS its business, properties, assets, rights and interests, operating as a going concern, related to its IT staff augmentation business as conducted in Atlanta, Georgia, Boston, Massachusetts, Cedar Rapids, Iowa, Cleveland, Ohio, Colorado Springs and Denver, Colorado, Dallas, Texas, Fort Lauderdale and Orlando, Florida, Minneapolis, Minnesota, Pittsburgh, Pennsylvania, Portland, Oregon, Seattle, Washington, Saint Louis, Missouri and Sacramento, San Diego, San Francisco, San Jose, San Ramon and San Mateo, California. The Company has also agreed to sell to COMSYS its accounting centers located in Pittsburgh, Pennsylvania and Seattle, Washington.

     The purchase price for the acquired business is approximately $131 million, comprised of $116 million in cash paid at closing, a contingent payment of up to $5 million relating to operating results for the quarter ending June 30, 2000 and the assumption of certain liabilities. If consummated, the Company expects this transaction to close by the end of June 2000.

     The Company has agreed to indemnify COMSYS for certain liabilities which may arise as a result of the sale. Under the terms of the Asset Purchase Agreement, the Company's cumulative indemnification obligation is capped at 20% of the purchase price. The Company has also agreed that for a period of two years it will not engage in any business that competes with the acquired businesses and is located within the same greater metropolitan area as any office of the acquired businesses.

     The sale is subject to various closing conditions set forth in the Asset Purchase Agreement and the execution and delivery of some additional transaction agreements, including an escrow agreement, a transition services agreement, spin-off agreements and a license agreement. In addition, the closing is contingent on COMSYS' obtaining satisfactory financing for the transaction. The Company's board of directors may terminate the agreement to pursue a transaction with a third party if the failure to pursue such transaction would constitute a breach of its fiduciary duties under, or otherwise violate, applicable law. In such event, however, the Company would be required to pay COMSYS a $3.6 million break-up fee

     The Company has decided to divest its IT staff augmentation business in order to focus on its new wireless Internet joint venture with bSmart.to Technologies, Inc. and related solutions opportunities emerging in wireless Internet communications.

     A copy of the Asset Purchase Agreement (including all exhibits) was filed with the Securities and Exchange Commission on June 20, 2000 as an Exhibit to the
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Company's Registration Statement on Form S-3 (File No. 333-37586). This summary description of this transaction does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which is incorporated herein by reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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          (c) Exhibits.

          Exhibit No.    Exhibit
          -----------    -------

          1 Asset Purchase Agreement, dated as of June 14, 2000, among Cotelligent, Inc., Cotelligent USA, Inc. and COMSYS Information Technology Services, Inc. (including exhibits) (Exhibit 10.3 of the Registration Statement on Form S-3 (File No. 333-37586) effective June 22, 2000, is hereby incorporated by reference).

          99             Press Release dated June 14, 2000.



                                   Signature
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 COTELLIGENT, INC.


                                 By:  /s/  JAMES R. LAVELLE
                                     ________________________________
                                 James R. Lavelle
                                 Chairman, Chief Executive Officer & President & Treasurer


Dated: June 22, 2000
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                                 EXHIBIT INDEX
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
Exhibit No.                 Description
-----------                 -----------
   1                        Asset Purchase Agreement, dated as of June 14, 2000,
                            among Cotelligent, Inc., Cotelligent USA, Inc. and
                            COMSYS Information Technology Services, Inc.
                            (including exhibits) (Exhibit 10.3 of the Registration Statement on Form S-3 (File No.
                            333-37586) effective June 22, 2000, is hereby incorporated by reference).

   99                       Press Release dated June 14, 2000.
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